                  AURORA LOAN SERVICES
                  A Lehman Brothers Company

Depositor:        Structured Asset Securities Corporation
                  745 Seventh Avenue, 8th Floor
                  New York, NY 10019

Trustee:          Citibank, N.A.
                  388 Greenwich Street, 14th Floor
                  New York, NY  10013
                  Attention Citibank Agency & Trust

Securities Administrator:

Subject:              Annual Officer's Certification
Fiscal Year:          2006
Securitization:       LXS 2006-13

I, E. Todd Whittemore, the undersigned, a duly authorized officer of Aurora Loan
Services LLC (the "Master Servicer"), do certify the following for the Calendar
Year 2006:

1. A review of the activities of the Master Servicer during the period beginning on the Cut-off Date and ending on December 31, 2006 (the "Reporting Period") and of its performance under the Agreement for such period has been made under my supervision.

2. To the best of my knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under the Agreement in all material aspects throughout such Reporting Period.

         Certified by:  AURORA LOAN SERVICES LLC

                                                By:   /s/ E. Todd Whittemore
                                                   -----------------------------

                                                Name:  E. Todd Whittemore
                                                Title:  Executive Vice President